EXHIBIT 99.1

2012-06

Contact:                      Jeff Altamari
Vice President, Investor Relations
(713) 513-3344

CAMERON COMPLETES THE TTS ENERGY DIVISION ACQUISITION

HOUSTON (June 6, 2012) – Cameron (NYSE: CAM) today announced it has closed on its purchase of the drilling equipment business of TTS Energy Division from TTS Group ASA (Oslo Stock Exchange) in an all cash transaction.

Cameron Chairman and Chief Executive Officer Jack B. Moore said, “We are pleased to add TTS Energy’s talented people and its products to the Cameron organization, and we look forward to moving ahead with the integration process.”

Cameron is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries.
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Website: www.c-a-m.com